UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ProPetro Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	26-3685382
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Marienfeld Place, 110 N. Marienfeld Street, Suite 300, Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: None
Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Registration Statement on Form 8-A (this ”Form 8-A") is being filed by ProPetro Holding Corp. (the ”Registrant”) with the Securities and Exchange Commission (the ”SEC”) in connection with the dual listing of its common stock, par value $0.001 per share (the ”Common Stock”), with NYSE Texas, Inc. (the ”NYSE Texas”) under the trading symbol ”PUMP.” The Common Stock is currently listed on the New York Stock Exchange under the symbol ”PUMP.”

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, as may be amended from time to time, contained in Exhibit 4.4 of the Registrant’s Annual Report on Form 10-K, as filed with the SEC on February 19, 2026, is incorporated herein by reference.

We expect the listing and trading of the Common Stock on the NYSE Texas to commence on August 21, 2026 under the symbol ”PUMP.”

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE Texas, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ProPetro Holding Corp.
(Registrant)

Date: August 20, 2026

/s/ John J. Mitchell
John J. Mitchell General Counsel and Corporate Secretary